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                                                                    Exhibit 4.12

            VOID AFTER 5:00 P.M., NEW YORK TIME ON FEBRUARY 27, 2007
               WARRANT TO PURCHASE _______ SHARES OF COMMON STOCK

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                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            EMPYREAN BIOSCIENCE, INC.

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                   THIS WARRANT AND THE SHARES OF COMMON STOCK
                     ISSUABLE PURSUANT TO THIS WARRANT HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD,
                     PLEDGED OR OTHERWISE TRANSFERRED UNLESS
                  REGISTERED UNDER THE ACT OR AN EXEMPTION FROM
                         SUCH REGISTRATION IS AVAILABLE.

         FOR VALUE RECEIVED, Empyrean Bioscience, Inc., a Delaware corporation (the "Company"), grants the following rights to ___________ ("Holder'):

                                   ARTICLE I.
                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Common Stock" shall mean the common stock, $.0001 par value, of the Company.

                  (b) "Corporate Office" shall mean the office of the Company (or its successor) at which its principal business shall be administered at any particular time.

                  (c) "Exercise Date" shall mean any date upon which the Holder shall give the Company a Notice of Exercise.

                  (d) "Exercise Price" shall mean the price to be paid to the Company for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof which shall be $0.031.

                  (e) "Expiration Date" shall mean 5:00 p.m. (New York time) on February 27, 2007.

                  (f) "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (1) If the Company's Common Stock is traded on an
exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the


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last business day immediately preceding the Determination Date.

                           (2) If the Company's Common Stock is not traded on an
exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded on the NASD OTC Bulletin Board, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                           (3) Except as provided in clause (4) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                           (4) If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (4) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  (g) "SEC" shall mean the United States Securities and Exchange Commission.

                  (h) "Transfer Agent" shall mean the Company's transfer agent or its authorized successor.

                  (i) "Underlying Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrant.


                                   ARTICLE 2.
                             EXERCISE AND AGREEMENTS

         2.1 EXERCISE OF WARRANT. This Warrant shall entitle Holder to purchase up to ________ shares of Common Stock (the "Shares") at the Exercise Price. This Warrant shall be exercisable at any time and from time to time on or after February 28, 2002 and prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase shares of Common Stock hereunder shall expire and become void at the Expiration Date.

         2.2 MANNER OF EXERCISE.

                  (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 shares, except upon an exercise of this Warrant with respect to the remaining balance of shares purchasable hereunder at the time of exercise), by delivering to the Company (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto and (ii) payment in the form of:

                           (1) a wire transfer or bank cashiers or certified
check payable to the order of the Company for the aggregate Exercise Price of the shares being purchased;



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                           (2) delivery of Warrants, Common Stock and/or Common
Stock receivable upon exercise of the Warrants in accordance with Section (b) below; or

                           (3) a combination of any of the foregoing methods,
for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein.

                  (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, upon consent of the Company, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                          X=Y (A-B)
                               ---
                                 A
                          --------

                  Where   X=  the number of shares of Common Stock to be issued
                              to the holder

                          Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                          A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                          B= Exercise Price (as adjusted to the date of such calculation)

                  (c) From time to time upon exercise of this Warrant, in whole or part, in accordance with its terms, the Company will deliver stock certificates to the Holder representing the number of shares of Common Stock being purchased pursuant to such exercise, subject to adjustment as described herein.

                  (d) Promptly following any exercise of this Warrant, if the Warrant has not been fully exercised and has not expired, the Company will deliver to the Holder a new Warrant for the balance of the shares of Common Stock covered hereby.

         2.3 TERMINATION. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

         2.4 NO RIGHTS PRIOR TO EXERCISE. Prior to its exercise pursuant to
Section 2.2 above, this Warrant shall not entitle the Holder to any voting or other rights as a holder of shares of Common Stock.

         2.5 ADJUSTMENTS. In case of any reclassification, capital reorganization, stock dividend or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, stock



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dividend or other change of outstanding shares or Common Stock) or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.5. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         2.6 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full share of Common Stock on the date of the Notice of Exercise.

                                   ARTICLE 3.
                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

         3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

                  (a) All shares of Common Stock which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights.

                  (b) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the shares of Common Stock upon any exercise of the Warrant have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

                  (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.



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                                   ARTICLE 4.
                           SECURITIES LAW COMPLIANCE.

         The shares of Common Stock will be acquired for Holder's own account for investment and not with a view to, or for resale in connection with, any distribution of the shares within the meaning of the Securities Act of 1933. Holder acknowledges that it is aware that the issuance of the shares of Common Stock upon exercise of this Warrant have not been registered pursuant to the Securities Act of 1933 (the "Act"), nor is it intended that they be registered and the Holder has no right to require that they be registered, under the Act or under any state securities laws. The Holder agrees that the shares of Common Stock may not be sold in the absence of registration unless such sale is exempt from registration under the Act and any applicable state securities laws. The Holder also acknowledges that he shall be responsible for compliance with all conditions on transfer imposed by any Commissioner of Securities of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such proposed transfer or issuing opinions in connection therewith. The certificate for the shares of Common Stock shall bear the following restrictive legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE ACTS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         If (but without any obligation to do so under this Warrant) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the issuance of the Underlying Shares, or a registration of an offering of securities, the underwriter of which objects to registration of additional securities), the Company shall, at such time, promptly give to Holder written notice of such registration. Upon the written request of the Holder given within twenty days after mailing of such notice by the Company, the Company shall cause to be registered under such registration statement such Underlying Shares as the Holder has requested to be registered.

                                   ARTICLE 5.
                                 MISCELLANEOUS.

         5.1 TRANSFER. This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company), provided that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 5,000 shares of Common Stock.



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         5.2 TRANSFER PROCEDURE. Subject to the provisions of Section 5.1,
Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee") and surrendering this Warrant to the Company for reissuance to the Transferee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the persons or entities in whose name any such new Warrant shall be issued is herein referred to as a Holder").

         5.3 LOSS, THEFT, DESTRUCTION OR MUTILATION. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company evidence to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

         5.4 NOTICES. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission and confirmed in writing or mailed by first-class registered or certified mail, postage prepaid at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

         5.5 WAIVER. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which or whom enforcement of such change, waiver, discharge or termination is sought.

         5.6 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.


Dated:                                Empyrean Bioscience, Inc.
      ----------------------

Attest:                               By:
        --------------------              --------------------------------------
                                          Richard C. Adamany, President & CEO




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                                                                      Appendix 1
                               NOTICE OF EXERCISE

         TO:      EMPYREAN BIOSCIENCE, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2 (b), to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section
2.2 (b).

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________ _________ whose address is
_________________________________________________________________.

The undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon this exercise are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Dated:
      ----------------------          ------------------------------------------
                                      (Signature must conform to name of Holder as specified on the face of the Warrant)

                                      ------------------------------------------
                                      (Address)



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